Exhibit 99.1

ARES CAPITAL CORPORATION

DECLARES DIVIDEND OF $0.36 PER SHARE AND

ANNOUNCES DECEMBER 31, 2005 FINANCIAL RESULTS

FIRST QUARTER DIVIDEND DECLARED

New York, NY – February 28, 2006 – Ares Capital Corporation (Nasdaq:  ARCC) announced that its Board of Directors has declared a first quarter dividend of $0.36 per share, payable on April 14, 2006 to stockholders of record as of March 24, 2006.

DECEMBER 31, 2005 FINANCIAL RESULTS

Ares Capital today announced financial results for its fourth quarter and year ended December 31, 2005.

HIGHLIGHTS

•                              Stockholders’ Equity (at December 31, 2005 ):  $569.6 million

•                              Net Assets per Share (at December 31, 2005):  $15.03

•                              Total Fair Value of Investments:  $586.0 million

•                              Declared  4th Quarter 2005 Dividend:  $0.34

•                              Reported 4th Quarter 2005 Basic and Diluted GAAP EPS:  $0.45

•                              Reported 4th  Quarter 2005 Basic and Diluted core EPS:  $0.30 (1)

•                              Reported Year Ended 2005 Basic and Diluted GAAP EPS: $1.78

•                              Reported Year Ended 2005 Basic and Diluted core EPS: $1.20 (1)

Fourth Quarter 2005 Operating Results:

•                              Net income:  $15,863,024 or $0.45 per share

•                              Net investment income:  $11,581,559 or $0.33 per share

•                              Net realized and unrealized gains:  $4,281,465 or $0.12 per share

(1) Basic and diluted core EPS is a non-GAAP financial measure. Core EPS is the net per share increase in stockholders’ equity  resulting from operations less capital gains and losses and any incentive management fees attributable to such capital gains and losses. The most directly comparable GAAP financial measure is the net per share increase in stockholders’ equity resulting from operations, which is reflected above as “Reported 4th Quarter 2005 Basic and Diluted GAAP EPS” and “Reported Year Ended 2005 Basic and Diluted GAAP EPS.”  The Company believes that core EPS provides useful information to investors regarding financial performance because it is one method the Company uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Reconciliation of basic and diluted core EPS to the most directly comparable GAAP financial measure is set forth in Schedule 1 hereto.

Year Ended 2005 Operating Results:

•                              Net income:  $41,851,076 or $1.78 per share

•                              Net investment income:  $27,123,800 or $1.15 per share

•                              Net realized and unrealized gains:  $14,727,276 or $0.63 per share

Fourth Quarter 2005 Portfolio Activity

•                              Purchase cost of additional investments made during period: $171.1 million

•                              Sales/redemptions of investments during period:  $14.7 million

•                              Number of portfolio company investments as of December 31, 2005:  38

•                              Weighted average yield of income producing equity securities and debt as of December 31, 2005:  11.25%(2)

•                              Average total assets for the quarter was $554.2 million

Year Ended 2005 Portfolio Activity

•                              Purchase cost of additional investments made during period: $504.3 million

•                              Sales/redemptions of investments during period:  $108.4 million

•                              Average total assets for the year was $386.7 million

OPERATING RESULTS

For the quarter ended December 31, 2005, Ares Capital reported net income of $15.9 million or $0.45 per share.  Net investment income for the fourth quarter ended December 31, 2005 was $11.6 million or $0.33 per share.  Net realized and unrealized gains were $4.3 million or $0.12 per share for the fourth quarter of 2005.

For the year ended December 31, 2005, Ares Capital reported net income of $41.9 million or $1.78 per share.  Net investment income for the year ended December 31, 2005 was $27.1 million or $1.15 per share.  Net realized and unrealized gains were $14.7 million or $0.63 per share for the year ended December 31, 2005.

In the fourth quarter of 2005 Ares Capital invested approximately $171.1 million in new commitments across 11 portfolio companies (nine new borrowers and two existing borrowers).  Nine separate private equity sponsors were represented in these new transactions.  Of these nine, 3 were firms with which Ares Capital had already completed a transaction.  In total, 35 separate private equity sponsors are represented in the Ares Capital portfolio.  Of the $171.1 million in new commitments during the quarter, approximately 27%, 56%, 11% and 6% were made in first lien senior secured debt, second lien senior secured debt, senior subordinated debt and equity/other securities, respectively. 67% of such investments were floating rate.  Specifically during the quarter, significant new commitments included:

(2) Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt, divided by (b) total income producing equity securities and debt at fair value.

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•                  $33.0 million as lead investor in second lien senior secured term debt of a private school operator;

•                  $29.0 million as lead investor in second lien senior secured term debt of an acute care hospital operator;

•                  $16.7 million in first lien senior secured term debt of a dialysis provider;

•                  $16.0 million in second lien senior secured term debt of a plastics container manufacturer;

•                  $13.8 million in first lien senior secured term debt of a party rental services operator;

During the year ended December 31, 2005, Ares Capital invested approximately $504.3 million in new commitments across 31 portfolio companies (23 new borrowers and eight existing borrowers).  Of the $504.3 million in new commitments during the year, approximately 43%, 25%, 15% and 17% were made in first lien senior secured debt, second lien senior secured debt, senior subordinated debt and equity/other securities, respectively. 64% of such investments were floating rate.

During the fourth quarter of 2005, Ares Capital had net realized and unrealized gains of $4.3 million.  During the year ended December 31, 2005, Ares Capital had net realized and unrealized gains of $14.7 million.  The portfolio value of the company’s investments at December 31, 2005 was $586.0 million.  These portfolio investments (excluding cash and cash equivalents) were comprised of approximately 58% senior secured debt securities (32% first lien and 26% second lien assets), 22% mezzanine debt securities, 15% preferred/common equity securities and 5% other securities (senior notes/CDO investments) as of December 31, 2005.

In addition to $98.2 million of investments that Ares Capital Corporation has made since December 31, 2005, Ares Capital has outstanding commitments to fund an aggregate of over $352 million of investments.  Ares Capital expects to syndicate a portion of these commitments to third parties.  In addition, Ares Capital has signed proposal letters or mandates from other companies for additional investments in an aggregate of approximately $145 million.  The consummation of any of the investments in this backlog and pipeline of close to $500 million depends upon, among other things, one or more of the following: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment, the execution and delivery of satisfactory documentation and the receipt of any necessary consents. We cannot assure you that we will make any of these investments.

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Total assets were $613.6 million as of December 31, 2005.  Stockholders’ equity was $569.6 million at December 31, 2005, while net assets per share was $15.03.  As of December 31, 2005, the weighted average yield of income producing equity securities and debt was 11.25% (computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt, divided by (b) total income producing equity securities and debt at fair value).  As of December 31, 2005, 57% of the fund’s assets were in floating rate debt securities.

“2005 was an important year for ARCC, as we scaled our equity base and funding lines to address the broadest range of opportunities in our core markets,” said President Michael Arougheti. “We witnessed exciting growth in our franchise and market presence, and grew originations quarter over quarter.  Through consistent and thoughtful execution we have established ARCC as a premier “one-stop” financing source for middle market companies.”

PORTFOLIO QUALITY

Ares Capital employs an investment rating system (Grade 1 to 4) to categorize its investments.  As of December 31, 2005, the weighted average grade of Ares Capital’s portfolio investments was 3.1 (with no 1.0 ratings in the portfolio).  Grade 4 is for those investments that involve the least amount of risk in our portfolio (i.e. the borrower is performing above expectations and the trends and risk factors are generally favorable).  Grade 3 is for those investments that involve a level of risk that is similar to the risk at the time of origination (i.e. the borrower is performing as expected and the risk factors are neutral to favorable).  Grade 2 is for those investments where a borrower is performing below expectations and indicates that the risk has increased materially since origination.  Grade 1 is for those investments that are not anticipated to be repaid in full.

Ares Capital President Michael Arougheti said “We are thrilled with the credit and investment performance in the portfolio and are proud that we have been able to deliver consistent value to our stockholders.”

LIQUIDITY AND CAPITAL RESOURCES

During 2005, Ares Capital has raised a total of approximately $398 million in net proceeds from public offerings of its common stock.  In December 2005, Ares Capital entered into a Senior Secured Revolving Credit Agreement that provides for up to $250 million of borrowings.  As of December 31, 2005 we had $18.0 million outstanding under the separate $350 million credit facility of our subsidiary, Ares Capital CP Funding LLC, a single member, special purpose, limited liability company, which expires on November 1, 2006, unless extended prior to such date with the consent of the lenders.  As of December 31, 2005, we had no amounts outstanding under the $250 million credit facility, which expires on December 28, 2010.

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DIVIDEND

For the period from October 1, 2005 through December 31, 2005, Ares Capital declared a dividend on December 12, 2005 of $0.34 per share for a total of $12,889,224.  The record date was December 22, 2005 and the dividend was distributed on January 17, 2006.

CONFERENCE CALL

The company will host a conference call, Tuesday, February 28, 2006, at 4:30 p.m. (ET) to discuss its fourth quarter and year ended 2005 financial results.  All interested parties are welcome to participate. You can access the conference call by dialing (800) 732-9370 approximately 5-10 minutes prior to the call. International callers should dial (212) 346-6535.  All callers should reference “Ares Capital Corporation.” An archived replay of the call will be available through March 10, 06 by calling (800) 633-8625. International callers please dial (402) 977-9141. For all replays, please reference pin #21284062.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a closed-end, non-diversified management investment company that is regulated as a business development company under the Investment Company Act of 1940. Its investment objectives are to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component, and, to a lesser extent, in equity investments in private middle market companies.

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on the Internet at www.arescapitalcorp.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  The Company undertakes no duty to update any forward-looking statements made herein.

INFO SOURCES

Ares Capital Corporation; Regulatory Filings (SEC)

Merritt S. Hooper
Ares Capital Corporation
310-201-4200

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ARES CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

As of December 31, 2005 and December 31, 2004

	As of
	December 31, 2005	December 31, 2004

ASSETS
Investments at fair value (amortized cost of $581,351,865 and $182,329,200, respectively)
Non-control/Non-affiliate investments	$515,184,991	$165,126,181
Affiliate investments	70,783,384	17,433,966
Total investments at fair value	585,968,375	182,560,147
Cash and cash equivalents	16,613,334	26,806,160
Receivable for open trades	1,581,752	8,794,478
Interest receivable	5,828,098	1,140,495
Other assets	3,653,585	1,154,334
Total assets	$613,645,144	$220,455,614

LIABILITIES
Credit facility payable	$18,000,000	$55,500,000
Reimbursed underwriting costs payable to the Inv’t Adviser	2,475,000	—
Dividend payable	12,889,225	3,320,030
Payable for open trades	5,500,000	—
Accounts payable and accrued expenses	1,222,678	1,556,446
Management and incentive fees payable	3,478,034	274,657
Interest and facility fees payable	313,930	96,176
Interest payable to the Investment Adviser	154,078	—
Total liabilities	$44,032,945	$60,747,309

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, par value $.001 per share, 100,000,000 common shares authorized, 37,909,484 and 11,066,767 common shares issued and outstanding, respectively	37,910	11,067
Capital in excess of par value	559,192,554	159,602,706
Distributions less than (in excess of) net investment income	—	(136,415)
Accumulated net realized gain on sale of investments	5,765,225	—
Net unrealized appreciation on investments	4,616,510	230,947
Total stockholders’ equity	569,612,199	159,708,305

Total liabilities and stockholders’ equity	$613,645,144	$220,455,614

NET ASSETS PER SHARE	$15.03	$14.43

ARES CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2005	For the Year Ended December 31, 2004
INVESTMENT INCOME:
From non-control/non-affiliate investments:
Interest from investments	$30,360,311	$3,289,259
Interest from cash & cash equivalents	1,457,830	39,325
Dividend income	744,818	191,130
Capital structuring service fees	3,314,440	542,353
Other income	256,467	27,889
Total investment income from non-control/non-affiliate investments	36,133,866	4,089,956
From affiliate investments:
Interest from investments	3,605,200	285,059
Capital structuring service fees	1,921,250	—
Other income	190,161	5,833
Total investment income from affiliate investments	5,716,611	290,892
Total investment income	41,850,477	4,380,848

EXPENSES:
Organizational expenses	—	199,183
Base management fees	5,147,492	471,565
Incentive management fees	4,202,078	95,471
Administrative	888,081	135,941
Professional fees	1,398,125	336,187
Directors fees	309,536	119,966
Insurance	630,513	161,855
Interest and credit facility fees	1,062,662	96,176
Interest payable to the Investment Adviser	154,078	—
Amortization of debt issuance costs	465,398	41,220
Other	468,714	8,189
Total expenses	14,726,677	1,665,753
NET INVESTMENT INCOME	27,123,800	2,715,095

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized gains (losses):
Net realized gains from non-control/non-affiliate investment transactions	10,345,991	245,345
Net realized losses from affiliate investment transactions	(4,278)	(899)
Net realized gains from investment transactions	10,341,713	244,446
Net unrealized gains (losses):
Investment transactions from non-control/non-affiliate investments	7,814,761	229,875
Investment transactions from affiliate investments	(3,429,198)	1,072
Net unrealized gains from investment transactions	4,385,563	230,947
Net realized and unrealized gain on investments	14,727,276	475,393

NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$41,851,076	$3,190,488

BASIC AND DILUTED EARNINGS PER COMMON SHARE	$1.78	$0.29

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	23,487,935	11,066,767

SCHEDULE 1

Reconciliation of basic and diluted core EPS to basic and diluted GAAP EPS

Reconciliation of basic and diluted core EPS to basic and diluted GAAP EPS, the most directly comparable GAAP financial measure, for the quarter and year ended December 31, 2005 are provided below.

	Quarter ended December 31, 2005	Year ended December 31, 2005
Basic and diluted core EPS(1)	$0.30	$1.20
EPS attributable to capital gains and losses and any incentive management fees related to such capital gains and losses	$0.15	$0.58
Basic and diluted GAAP EPS	$0.45	$1.78

(1) Basic and diluted core EPS is a non-GAAP financial measure. Core EPS is the net per share increase in stockholders’ equity  resulting from operations less capital gains and losses and any incentive management fees attributable to such capital gains and losses.  The Company believes that core EPS provides useful information to investors regarding financial performance because it is one method the Company uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.